Contract

             Made and Signed in Tel Aviv this 29th day of March 1992

BETWEEN:    Rafi Amit
            (hereinafter: "Amit")
                                                      of the first part

AND:        Yotam Stern
            (hereinafter: "Stern")
                                                      of the second part

AND:        Yitzchak Kerl
            (hereinafter: "Kerl")
                                                      of the third part

AND:        David Kishon
            (hereinafter: "Kishon")
                                                      of the fourth part

AND:        Haim Langmas
            (hereinafter: "Langmas")
                                                      of the fifth part

AND:        Zehava Weinberg
            (hereinafter: "Weinberg")
                                                      of the sixth part

AND:        Hanoch Feldstein
            (hereinafter: "Feldstein")
                                                      of the seventh part

WHEREAS The parties are the holders of 50% of the shares of the P.C.B company (hereinafter: "the Company"); and

WHEREAS The Company plans to launch an issue to the public and register its shares for trading on the Tel Aviv Stock Exchange; and

WHEREAS The parties are desirous of regulating their mutual relationship on the matters herein set forth;

The parties have accordingly reached the following agreement:

1.    Preamble

      The preamble to this Contract constitutes an integral part thereof.
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2.    Parties' Holdings of the Shares of the Company

      The parties hereby declare and confirm that:

      2.1   The Parties' holdings of the shares of the Company are as follows:

            Amit          - 196,052 shares
            Stern         - 130,753 shares
            Kerl          - 130,723 shares
            Kishon        - 130,723 shares
            Langmas       - 130,723 shares
            Weinberg      - 130,723 shares
            Feldstein     - 130,723 shares

      2.2 The remaining shares of the Company are held by Afik (Nadlan) Ltd., and the parties propose converting the same into deferred shares. Each of the parties undertakes that if the matter is placed on the agenda - to vote for the conversion of the above shares as above into deferred shares.

      2.3 The shares of the parties, apart from the shares of Feldstein, are currently held by the Bank Leumi le-Israel Nominees Company Ltd., (hereinafter: "the Nominees Company").

      2.4 The shares will - upon being released by the Nominees Company be transferred to and held by the parties.

      2.5   The present directors of the Company are Amit, Stern and Kerl.

      2.6 If bonus shares are distributed - the bonus shares which will be distributed in respect of the shares held by the parties mentioned above - will be added to and be regarded as part of the shareholdings according to this clause.

3.    Election of Directors of the Company

      The parties undertake to vote jointly to elect directors of the Company in accordance with the following provisions:

      3.1 The number of the directors in the Company at this stage will be six.

      3.2 The directors in the Company will be the present directors as well as additional directors including directors representing the public to be appointed by the present directors, and whose identity will be notified by the present directors in writing to the remaining parties, this being so long as none of the present directors will have sold more than 40% of his holdings as mentioned in clause 2 above.

      3.3 Subject as provided in sub-clause 3.2 above, so long as each of the present directors holds at least 50% of his holdings in the shares of the Company as set out in clause 2 above, the parties will vote for his election as a director of the Company. The remaining directors will be decided upon by a meeting of the parties as mentioned in clause 3.5 hereof.
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      3.4   In any other case, the directors will be determined by the parties for the time being holding shares of the Company by resolution to be adopted by simple majority according to the rates of their holdings of the shares of the Company.

      3.5 Decisions as mentioned in sub-clauses 3.3 above will be adopted by a meeting of the parties held at the registered office of the Company, 24 hours prior to the date of the general meeting of the Company on the agenda of which the election of directors appears, or at such other date and/or place as will be agreed upon by all the parties. The quorum at such meeting will be constituted if the parties, either personally or by proxy, holding a majority of the shares of the Company for the time being held by all the parties are present. If no such quorum as above is present within half an hour of the time appointed for the meeting the parties present personally or by proxy will constitute the necessary quorum. One of the directors present will serve as chairman of the meeting but if none of them is present or none of them wishes to serve as chairman, those present at the meeting will elect one of their number to be chairman. A minute signed by the chairman of the meeting will be prima facie evidence of the correctness of that stated therein.

      3.6 If one of the directors present no longer serves as director of the Company for any reason or sells more than 40% of his holdings as mentioned in clause 2 above, the remaining directors present will be deemed to be the directors present for the purpose of sub-clause 3.2 above.

      3.7 Each of the parties undertakes to vote for the election of directors of the Company to be determined as detailed in this clause above.

      3.8 Without derogating or detracting from the foregoing each of directors appoints the directors present or the chairman of the meeting of the parties, as the case may be, as his proxy to vote at the general meeting of the Company as resolved by the meeting of the parties which will take place as mentioned above, or as he has been advised by the directors present as mentioned in clause 3.2 above, according to the circumstances.

4.    Voting at General Meetings

      4.1 Without derogating from that stated in clause 3 above, the parties will co-operate and vote jointly at general meetings of the Company, as detailed below.

      4.2 Before a general meeting of the Company is held, the parties will meet and determine how they will vote on the matters which are on the agenda and with respect to questions arising at such meeting.
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                                       4


      4.3 Subject as provided above, the parties will determine how they will vote on a resolution to be adopted by a simple majority according to the rate of their share holding in the Company.

      4.4 The provisions contained in clause 3.4 and 3.5 above will similarly apply to resolutions adopted as provided in this clause above, mutatis mutandis.

      4.5 Each of the parties undertakes to vote at general meeting of the Company as determined in accordance with this clause above.

      4.6 Without derogating or detracting from the foregoing, each of the parties appoints the chairman of the meeting of the parties to be his proxy for voting at the general meeting of the Company as decided upon at the meeting of the parties to be held as mentioned above.

5.    Sale and/or Transfer of the Shares of the Company

      5.1 Each of the parties undertakes not to sell more than 30% of the shares and/or other securities held now and/or hereafter by him in the Company (hereinafter in this clause called: "the Securities") for the period of five years at least from the date of the offering to the public, according to the conditions set out below:

            5.1.1 During the first year, no Securities will be sold.

            5.1.2 As from the end of the first year - up to 7.5% of the
                  Securities.

            5.1.3 As from the end of the second year - up to a further 7.5%.

            5.1.4 As from the end of the third year - up to a further 7.5%.

            5.1.5 As from the end of the fourth year- up to a further 7.5%.

      5.2 Subject as provided in sub-clause 5.1 above, if any party wishes to sell and/or transfer shares in the Company, the remaining parties will have a right of first refusal to purchase them or a right to demand from such other party that a relative share of his shares will also be sold on the same conditions, as set out below in this clause.

      5.3 In the event that a party (hereinafter: "the Offering Party") wishes to sell or transfer all or part of his shares and/or other Securities which he has in the Company (hereinafter: "the Shares Offered") he shall give notice thereof in writing to the remaining parties stating the number of Shares Offered, the price of the Shares Offered, the terms of payment and the name of the purchaser interested in good faith in purchasing all the Shares Offered according to the such conditions (hereinafter: "the Offer"). Each of the remaining parties shall reply to the Offering Party in writing (hereinafter: "the Notice of Reply") within 30 days of receiving the Offer as to whether he wishes to purchase his share in the Shares Offered at the price and on the conditions set out in the Offer.
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                                       5


            Each party will similarly set out in the Notice of Reply the number of shares he is prepared to purchase if any party refuses to purchase his share in the Shares Offered or any part thereof. The absence of a reply by any party as above, will be regarded as a notice of refusal to purchase that party's share in the Shares Offered.

      5.4 The remaining parties will have a right to purchase the Shares Offered in proportion to the number of shares which each of them holds for the time being. If a party has refused to purchase his share in the Shares Offered his right will pass to the other parties.

      5.5 The notice by all or some of the remaining parties within 30 days mentioned above that they wish to purchase all the Shares Offered, will be regarded as an agreement to sell and purchase all the Shares Offered at the price and on the conditions set out in the Offer, and the Offering Party shall transfer the Shares Offered to those parties who will have given notice of their wish to purchase the same within 15 days of receiving the Notice of Reply, against payment of the price as mentioned or against an arrangement to pay the price pursuant to the conditions detailed in the Offer.

      5.6 Instead of the foregoing, each of the remaining parties will be entitled to notify the Offering Party in writing within 30 days of receiving the Offer that he also wishes to sell a proportionate share of his own shares in the ratio of his shareholding of the Company as between the parties at the same price and on the same payment terms and other conditions as are set out in the Offer.

            If one or more of the remaining parties gives notice as above, the Offering Party undertakes that the Shares Offered and sold and transferred to the purchaser and/or to the parties who will have given notice of their wish to purchase all the Shares Offered will also include shares of that/those party/ies and the payment in respect thereof will be paid to them jointly upon payment being made in respect of his own shares.

      5.7 In the event the remaining parties give notice that they do not wish to purchase all the Shares Offered or they will have failed to reply to the Offer, the Offering Party will be entitled and authorized, subject as provided in sub-clause 5.6 above, to sell and transfer all the Shares Offered to such purchaser (hereinafter: "the Purchaser") at such price and conditions as have been set out in the Offer within 30 days of the expiration of the period for giving the Notice of Reply or from the date on which the remaining parties have given notice that they do not wish to purchase the Shares Offered, whichever is the earlier.

      5.8 In the event the Offering Party does not sell and transfer all the Shares Offered to the Purchaser within the above period, and wishes to sell or transfer the Shares Offered, he will reoffer the Shares Offered to the remaining parties and the procedure set out above will reapply.
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                                       6


      5.9 The provisions contained in this clause above will similarly apply to a sale of shares by a receiver, liquidator, trustee in bankruptcy, administrator of an estate, executor, etc.

      5.10 The provisions contained in this clause above will not apply to a transfer of shares by way of succession, to a transfer to close family members (spouse, children) nor to a transfer of shares to a corporation whose shares are owned by the Offering Party and/or his close family members.

      5.11 The provisions contained in this clause above will not, save as provided in sub-clause 5.1 above, apply to a sale of shares within the scope of regular trading on the Stock Exchange.

6.    Assignment of Rights

      6.1 For the avoidance of doubt it is hereby expressly stated and agreed that the provisions herein contained will similarly apply to any party to whom shares mentioned in clause 5.10 above will have been transferred.

      6.2 Subject as provided in sub-clause 6.1 above, the rights set out in this Contract may not be assigned or transferred to any third party acquiring shares from any of the parties.

7.    Miscellaneous

      This Contract will only apply if the Company launches an offering to the public failing which the existing provisions and conditions will apply.

8. Each of the parties undertakes to vote for all the decisions and sign all the documents required in order to effectuate the issue to the public, including changing the Company into a public company.

      If the Company does not proceed with the offering to the public, the Company will revert to being a private company and the existing articles of association of the Company will be reinstated.

9. Stamp duty applicable to this Contract will apply to the parties in equal shares.

10. Notices according to this Contract will be in writing and be sent by registered mail or delivered personally to the addresses of the parties detailed below. A notice served personally will be deemed to have been received upon service thereof. A notice sent by registered mail will be deemed to have been received by the addressee 3 days after being posted in Israel.

The addresses of the parties for the purpose of this Contract are:

          Amit        - 35 Givat Panorama, Athlit.
          Stern       - 28 Kiryat Amal Road, Tivon
          Kerl        - 20 Zvulun Street, Tivon
          Kishon      - __________________________
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          Langmas     - 1 Ha'iris Street, Ramat Ishai
          Weinberg    - 60 Itzar Street, Haifa
          Feldstein   - P.O.B. 244, Ramat Ishai

      Any party may alter his address by written notice to the other party

              In witness whereof the parties have set their hands:


       (signed)                      (signed)
-----------------------        ----------------------
       Rafi Amit                    Yotam Stern


       (signed)                      (signed)
-----------------------        ----------------------
     Yitzchak Kerl                 David Kishon


       (signed)                      (signed)
-----------------------        ----------------------
     Haim Langmas                Zehava Weinberg


                        (signed)
                 -----------------------
                     Hanoch Feldstein

[Begin strikethrough text]
          The quorum at such meeting will be constituted if parties either personally or by proxy holding a majority of the shares of the Company for the time being held by all the parties, are present.
          If no such quorum is present within a half an hour of the time appointed for the meeting, the parties present personally or by proxy will constitute the necessary quorum.
          One of the directors present will be the chairman of the meeting and if none of them is ..... [End strikethrough text]
                                Deleted and initialled by the parties.